As filed with the Securities and Exchange Commission on November 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CI&T Inc

(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7371

(Primary Standard Industrial Classification Code Number)

Estrada Guiseppina Vianelli De Napoli, 1455 – Bl. C,

pavimento superior, Globaltech,

Campinas-State of São Paulo

13086-530- Brazil

+55 19 21024500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CI&T Inc Amended and Restated 2022 U.S. Equity Incentive Plan

CI&T Inc 2nd Stock Option Plan

(Full title of the Plans)

CI&T Inc

630 Freedom Business Center

3rd Floor 181

King of Prussia, PA 19406

Phone: +1 (610) 482-4810

Fax: +1 (267) 775-3347

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Gary J. Simon

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

+1 (212) 837-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth Company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (this “Registration Statement”) relates to the registration of 2,500,000 Class A common shares, par value US$0.00005 per share (the “Class A Common Shares”), of CI&T Inc (the “Registrant”) to be offered and sold under the CI&T Inc Amended and Restated 2022 U.S. Equity Incentive Plan (the “Amended and Restated 2022 Plan”) and the CI&T Inc 2nd Stock Option Plan (the “2nd Plan,” together, the “Plans”). The Plans share the same pool of authorized Class A Common Shares such that the issuance of a Class A Common Share under one of the Plans reduces the number of Class A Common Shares available for issuance under both Plans.

The contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2022 (File No. 333-267589, the “Prior Registration Statement”), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, except to the extent supplemented, amended or superseded by the information set forth herein. The Prior Registration Statement registered 596,157 Class A Common Shares reserved for issuance under the CI&T Inc 2022 U.S. Equity Incentive Plan (the “2022 Plan”) and 668,471 Class A Common Shares reserved for issuance under the 2nd Plan. The Class A Common Shares registered hereunder are in addition to the Class A Common Shares registered on the Prior Registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The rules of the SEC allow us to incorporate by reference information into this Registration Statement. The information incorporated by reference is considered to be a part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information. This Registration Statement incorporates by reference the documents listed below.

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 29, 2023 (File No. 001-41035).

(b)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s annual report referred to in (a) above.

(c)

The description of the Registrant’s Class A common shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41035) filed with the SEC on November 8, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents. Nothing in this Registration Statement shall be deemed to incorporate any information provided in documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable SEC rules.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

3.1	Memorandum and Articles of Association of CI&T Inc (incorporated by reference to Exhibit 3.1 filed with Registrant’s Registration Statement on Form F-1, as amended (File No. 333-260294)).‡

4.1	CI&T Inc Amended and Restated 2022 U.S. Equity Incentive Plan.*

4.2	CI&T Inc 2nd Stock Option Plan (incorporated by reference to Exhibit 4.2 filed with Registrant’s Registration Statement on Form S-8 (File No. 333-267589)).‡

5.1	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Counsel of CI&T Inc, as to the validity of the Class A Common Shares.*

23.1	Consent of Maples and Calder (Cayman) LLP, Cayman Islands Counsel of CI&T Inc (included in Exhibit 5.1).*

23.2	Consent of KPMG Auditores Independentes Ltda. relating to the consolidated financial statements of CI&T Inc.*

24.1	Power of Attorney (included as part of the signature page of this Registration Statement). *

107	Filing Fee Table.*

* Filed herewith

‡ Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campinas, State of São Paulo, Brazil, on November 22, 2023.

CI&T Inc

By:	/s/ Cesar Nivaldo Gon
Name: Cesar Nivaldo Gon
Title: Chief Executive Officer

By:	/s/ Stanley Rodrigues
Name: Stanley Rodrigues
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cesar Nivaldo Gon and Stanley Rodrigues, and each of them, individually, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection herewith, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Cesar Nivaldo Gon Cesar Nivaldo Gon	Chief Executive Officer (principal executive officer) and Director	November 22, 2023

/s/ Stanley Rodrigues Stanley Rodrigues	Chief Financial Officer (principal financial officer and principal accounting officer)	November 22, 2023

/s/ Brenno Raiko de Souza Brenno Raiko de Souza	Chairman	November 22, 2023

/s/ Fernando Matt Borges Martins Fernando Matt Borges Martins	Director	November 22, 2023

/s/ Patrice Phillippe Nogueira Baptista Etlin Patrice Philippe Nogueira Baptista Etlin	Director	November 22, 2023

/s/ Eduardo Campozana Gouveia Eduardo Campozana Gouveia	Director	November 22, 2023

/s/ Silvio Romero de Lemos Meira Silvio Romero de Lemos Meira	Director	November 22, 2023

/s/ Maria Helena dos Santos Fernandes de Santana Maria Helena dos Santos Fernandes de Santana	Director	November 22, 2023

/s/ Carla Alessandra Trematore Carla Alessandra Trematore	Director	November 22, 2023

/s/ Bruno Guiçardi Neto Bruno Guiçardi Neto	Authorized Representative in the United States	November 22, 2023